UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 5, 2008

Aradigm Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	0-28402	94-3133088
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3929 Point Eden Way, Hayward, California		94545
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(510) 265-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 5, 2008, Aradigm Corporation (the "Company") and ComputerShare Trust Company, N.A. entered into an Amended and Restated Rights Agreement (the "Restated Rights Agreement"). The Restated Rights Agreement amends and restates the Company's Rights Agreement, dated as of August 31, 1998 to, among other things, extend the "Final Expiration Date" on which a "Right" may be redeemed to September 8, 2018 and to revise the "Purchase Price" for one one-hundredth of a share of Series A Junior Preferred upon exercise of a "Right" to $9.00.

Item 3.03 Material Modifications to Rights of Security Holders.

Reference is made to the disclousre in Item 1.01.

The foregoing is a summary description of the terms and conditions of the agreement. It is qualified in its entirety by reference to the Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aradigm Corporation

September 9, 2008	By:	D. Jeffery Grimes

Name: D. Jeffery Grimes
Title: Vice President, Legal Affairs, General Counsel and Secretary